EXHIBIT 10.7


                           FLEXSTEEL INDUSTRIES, INC.
                   SENIOR OFFICER SUPPLEMENTAL RETIREMENT PLAN

         This Senior Officer Supplemental Retirement Plan (the "Plan") is entered into this ____ day of ____________, 20__, between Flexsteel Industries, Inc., a Minnesota corporation having its principal office in Dubuque, Iowa (the "Company") and ________________ (the "Employee"), a resident of ___________County and the state of __________, whose date of birth is ______ ,
_____.

         WHEREAS, the Employee has been employed by the Company for many years and is now actively employed by the Company as a full time senior officer with an unusual ability and experience; and

         WHEREAS, the Employee in the past has rendered the Company valuable service, and it is the desire of the Company to have the benefit of this continued employment, loyalty, service and counsel and also to assist said Employee in providing for retirement, as well as the contingencies of disability, old age dependency and death.

         NOW, THEREFORE, it is hereby agreed:

         1. PRIOR PLAN. This Plan supercedes the Senior Officer Deferred Compensation Plan (the "Prior Plan") entered into by the parties by agreement dated ____________. The Prior Plan is hereby terminated, and is of no further force or effect.

         2. DISABILITY BENEFIT. Should the Employee before his sixty-fifth
(65th)birthday, while in the employ of the Company become disabled, the Company (beginning at a date to be determined by the Company but within thirty (30) days from the date of disability) will commence to pay to the Employee the sum of Five Thousand Dollars ($5,000.00) per month for the duration of the disability, until death, or until Employee attains the age of 65, whichever occurs first. The payments made under this paragraph stand alone and do not reduce the benefits paid under paragraph 3 concerning Retirement Benefit. The vesting of paragraph 3 Retirement Benefit payments shall continue during such period of disability. Payments will be paid under this paragraph only if Employee is totally separated from Company service (including part time service). For purposes of this Agreement, an Employee shall be deemed to be disabled if the Board of Directors of the Corporation shall find on the basis of medical evidence satisfactory to the Board of Directors that the Employee is totally disabled, mentally or physically, so as to prevent him from engaging in his customary employment by the Corporation and that such disability will be permanent and continuous during the remainder of his life.

         3. PRE-AGE 65 DEATH BENEFIT. If the Employee dies prior to age 65 and while in the employment of the Company (whether or not disabled under paragraph 1 or subject to the provisions of paragraph 5 hereof), the Company shall, beginning at a date to be determined by the Company but within thirty (30) days from the date of the Employee's death, pay monthly


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installments of Five Thousand Dollars ($5,000.00) to the Employee's Beneficiary,
as that term is defined in paragraph 10 hereof, for a continuous period of 180 months or until the Employee would have attained the age of 65, whichever period is shorter.

         4. RETIREMENT BENEFIT.

                  (A) CONTRIBUTIONS TO AGE 65. Beginning in the year 2001 and until the Employee reaches the age of 65, the Company shall make an annual contribution by the 15th day of January of each year equal to _____% of the sum of the Employee's Base Salary plus Annual Cash Bonus Award for the previous calendar year (including any voluntary deferrals). Prior to the first annual contribution, an opening account balance shall be established by a one-time Company contribution of $__________, based on the discounted present value of the Prior Plan balance as of June 30, 2000.

                  (B) CONTRIBUTIONS AFTER AGE 65. Annual contributions under this paragraph shall continue for amounts earned by the Employee beyond age 65; however, annual contributions for such contributions shall equal 5.5% of the sum of the Employee's Base Salary plus Annual Cash Bonus Award for the previous calendar year (including any voluntary deferrals).

                  (C) VESTING. Benefits under this Plan shall be considered fully vested as of the date of this Agreement.

                  (D) ACCOUNTING. The Company shall maintain a separate Account into which all contributions for the Employee under this Plan shall be credited. Employee's Account shall be credited annually with the earnings based on the income that the Company earns on the monies invested in the Rabbi Trust created pursuant to paragraph 13 herein.

                  (E) PAYMENT. Each Employee's Account will be paid to him beginning upon the Employee's 65th birthday. Payments made of contributions credited to the opening account balance as described in subparagraph (A) above, and all earnings thereon, shall be paid in approximately equal monthly payments over a fifteen (15) year period with the first payment due within thirty (30) days of the Employee's 65th birthday. Payments made pursuant to this paragraph of contributions credited after the date of this Agreement, and all earnings thereon, shall be paid in accordance with the election form signed by the Employee (see Exhibit "A" attached). Additionally, the Employee shall have the right to designate a beneficiary to receive the remaining proceeds (see Exhibit "B" attached), if the Employee should die prior to receiving all of his payments. If an Employee fails to execute a beneficiary designation or if the beneficiary is not alive at the time of distribution, then the proceeds due Employee will be paid to the Employee's estate. The beneficiary designation may be changed at any time during Employee's lifetime as long as the Employee is competent or by the Employee's attorney-in-fact who is specifically authorized to make the change.

         5. AGREEMENT NOT TO COMPETE. The Employee shall forfeit all rights to paragraph 4 Retirement Benefit payments if at any time after he ceases to be employed by the Company he enters into or takes part in, any business, profession or other endeavor, either as an


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employee, agent, independent contractor, owner, lender, financier or otherwise which, in the opinion of the Board of Directors of the Company, shall be in direct competition with the Company, unless he obtains the written consent of the Board of Directors.

         6. LEAVE OF ABSENCE. The Board of Directors may, in its sole discretion, permit the Employee to take a leave of absence for a reasonable period of time. During this time the Employee will be considered to be still in the employ of the Company for purposes of this Plan.

         7. EARLY WITHDRAWAL OF BENEFIT PAYMENTS. The Board of Directors of the Company may permit early withdrawal under section 2, 3 or 4 of the Plan for an unforeseeable emergency. An unforeseeable emergency is defined as a severe financial hardship to the Employee resulting from a sudden and unexpected illness or accident of the Employee, loss of the Employee's property due to casualty, or other similar extraordinary or unforeseeable circumstance arising as a result of events beyond the control of the Employee. An early withdrawal which is approved by the Board of Directors of the Company is limited to the amount necessary to meet the emergency.

         8. ASSIGNABILITY. Employee's payments hereunder are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Employee or of Employee's beneficiary.

         9. AMENDMENT This Plan may be amended from time to time but only during the lifetime of the Employee and only by written consent to each amendment signed by both Employer and Employee.

         10. BENEFICIARY DESIGNATION. See attached addendum.

         11. EMPLOYEE RIGHTS. This Plan creates no right in the Employee to continue in the Company's employ for any specific length of time, nor does it create any other rights in the Employee or obligations on the part of the Company, except those set forth in this Plan. If Employee is not in default of any of the provisions of this Plan and Company fails to pay any obligation due Employee under this Plan, Employee shall have the right to pursue any legal action available against company in order to recover the amount due from Company and Employee shall be reimbursed for all expenses, including, but not limited to, reasonable attorney fees incurred in pursuing collection of amounts due hereunder.

         12. DOUBLE BENEFITS. Any benefits accruing to an Employee under this Plan will not affect his benefits under any other Company agreements or plans.

         13. COMPETENCY. If the Corporation shall find that any person to whom any payment is payable under this Agreement is unable to care for his affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed conservator, or other legal representative) may be made to the spouse, a child, a parent, or a brother or sister, or to any such person deemed by the Board of Directors of the Corporation to have incurred expense for such person otherwise entitled to payment, in such manner


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and proportions as the Board of Directors of the Corporation may determine. Any such payment shall be a complete discharge of the liability of the Corporation under this Agreement.

         14. EMPLOYEE WHO IS A MEMBER OF BOARD OF DIRECTORS. If an Employee to this Agreement is a member of the Board of Directors of the Corporation, that Employee agrees by signing this Agreement not to partake in any decisions under paragraphs 5, 6, 7, 9 and 13 which affect his own Account or any matters relating thereto.

         15. UNFUNDED ARRANGEMENT. It is the intention of the parties that the Company is not required to establish any unfunded arrangement to pay any obligation under this Plan for tax purposes, for purposes of Title I of ERISA or for any other purposes. The Employee recognizes and agrees that the Employee has the legal status of a general unsecured creditor and this Plan constitutes a mere promise of the Company to make benefit payments in the future. However, Company reserves the right to establish any unfunded arrangement to pay any obligation hereunder in any manner it deems appropriate, provided the unfunded arrangement will not be deemed constructively received by Employee for federal income tax purposes. Furthermore, any trust created by the Company and assets held by the trust to assist it in meeting its obligations under the Plan will conform to the terms of the model trust, as described in Revenue Procedure 92-64, 1992-33 I.R.B. 11. Notwithstanding the above, the Company has established a Rabbi Trust as an unfunded arrangement to pay the obligations hereunder.

         16. SAVINGS CLAUSE. Any provisions of this Plan, that if given effect would serve to invalidate or disqualify the Plan, shall be null and void.

         17. LAW GOVERNING. This Plan shall be governed by the laws of the State of Iowa.

         18. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and the Employee, his successors, assigns, heirs, executors, administrators and beneficiaries.


         IN WITNESS WHEREOF, the parties hereunto have executed this Agreement at Dubuque, in the County of Dubuque, in the county of Dubuque, state of Iowa on this _________ day of ___________, 20__.

                                        FLEXSTEEL INDUSTRIES, INC.


                                        By: ____________________________________
                                                 K. Bruce Lauritsen, President
                                        Date: __________________________________


                                        By: ____________________________________
                                                 Ronald J. Klosterman, Secretary
                                        Date: __________________________________


                                        By: ____________________________________
                                                 ________________, Employee
                                        Date: __________________________________


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                                    EXHIBIT A

                           FLEXSTEEL INDUSTRIES, INC.
                   SENIOR OFFICER SUPPLEMENTAL RETIREMENT PLAN
                    EMPLOYEE'S ELECTION OF METHOD OF PAYMENT


         Under the Senior Officer Supplemental Retirement Plan Agreement (the "Agreement") with Flexsteel Industries, Inc., I, ______________________________,
elect to receive the balance of my Plan Account attributable to contributions made subsequent to the date of the Agreement as follows (check one of the boxes below):


         [ ]      A.       In a lump sum within thirty (30) days of the event
                           requiring payment.

         [ ]      B.       In approximate equal annual amounts over a five (5)
                           year period with the first payment due within thirty
                           (30) days after the event requiring payment.

         [ ]      C.       In approximate equal annual amounts over a ten (10)
                           year period with the first payment due within thirty
                           (30) days after the event requiring payment.

         [ ]      D.       In approximate equal annual payments over a fifteen
                           (15) year period with the first payment due within thirty (30) days after the event requiring payment.

         [ ]      E.       In approximate equal semi-annual amounts over a five
                           (5) year period with the first payment due within thirty (30) days after the event requiring payment.

         [ ]      F.       In approximate equal semi-annual amounts over a ten
                           (10) year period with the first payment due within thirty (30) days after the event requiring payment.

         [ ]      G.       In approximate equal semi-annual amounts over a
                           fifteen (15) year period with the first payment due within thirty (30) days after the event requiring payment.


                                        Signature   ________________________

                                        Title       ________________________

                                        Date        ________________________


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                                    EXHIBIT B

                           FLEXSTEEL INDUSTRIES, INC.
                   SENIOR OFFICER SUPPLEMENTAL RETIREMENT PLAN
                       BENEFICIARY DESIGNATION OF EMPLOYEE


         Under the Senior Officer Supplemental Retirement Plan Agreement with Flexsteel Industries, Inc., I, ______________________________, hereby designate the following as beneficiary of any portion of my Plan Account which has not been paid prior to death:


         A.       Primary Beneficiary:      ________________________________

         B.       Contingent Beneficiary:   ________________________________





                                        Signature   ________________________

                                        Title       ________________________

                                        Date        ________________________


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